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                                 Exhibit (13)(a)



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                     MANAGEMENT AND ADMINISTRATION AGREEMENT


     AGREEMENT made this 1st day of December, 1995, between The One Group (the "Trust"), a Massachusetts business trust having its principal place of business at 774 Park Meadow Drive, Westerville, Ohio 43081, and The One Group Services Company ("Administrator"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Trust desires to retain Administrator to furnish management and administration services to certain investment portfolios of the Trust and may retain Administrator to serve in such capacity with respect to additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES AS MANAGER AND ADMINISTRATOR

     Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

     Administrator will maintain office facilities (which may be in the offices of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Commission on Form N-SAR or any replacement forms therefor; compile data for, assist the Trust or its designee in the preparation of, and file, all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; assist to the extent requested by the Trust with the Trust's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for and prepare for filing Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodic review of the amount of the deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations


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of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940
Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

     2.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

     In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below calculated at the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

     Administrator will from time to time employ or associate with itself such person or persons as Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both Administrator and the Trust. The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, Commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, service organization fees, certain insurance premiums, outside and, to the extent authorized by the Trust, inside auditing and legal fees and expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds.

     If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable


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to Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to Administrator hereunder and to Banc One Investment Advisors Corporation under the Investment Advisory Agreements between Banc One Investment Advisors Corporation and the Trust. The expense reimbursement obligation of Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     3.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     4. LIMITATION OF LIABILITY; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION

     Administrator shall use its best efforts to ensure the accuracy of all services performed under this Agreement but shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also, an employee, or agent of Administrator, who may be or become an officer, Trustee, employee or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of Administrator even though paid by it.

     The Trust agrees to indemnify and hold harmless Administrator, its employees, agents, directors, officers and nominees from and against any and all liabilities or expenses, including but not limited to attorney fees, in connection with any claims or regulatory actions based upon reasonable reliance on written information or records with respect to a Fund given to Administrator by a duly authorized representative of the Sub-Administrator, Fund Accountant, or Distributor; provided, that this indemnification shall not apply to actions or omissions of Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claims against it which may be the subject of this indemnification, Administrator shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Administrator.


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     5.   TERM

     This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and shall continue until November 30, 1996, and unless sooner terminated as provided herein, thereafter shall be renewed automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided that such continuance is specifically reviewed and approved at least annually (a) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund and (b) by the majority of the Trust's Trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The scope of such review shall be whether there is any "cause" (as defined below) that would justify terminating the Agreement. This Agreement is terminable with respect to a particular Fund through a failure to renew at the end of a five-year term; upon mutual agreement of the parties hereto; or for "cause" by the party alleging "cause," in any case on not less than 60 days written notice by the Trust's Board of Trustees or by Administrator. Written notice not to renew may be given for any reason, with or without "cause" (as defined below).

     For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein. Notwithstanding the foregoing, the absence of either or both an annual review or ratification of this Agreement by the Board of Trustees shall not, in and of itself, constitute "cause" as used herein.

     If, for any reason other than "cause" as defined above, Administrator is replaced as fund manager and administrator, or if a third party is added to perform all or a part of the services provided by Administrator under this Agreement (excluding any sub-administrator appointed by Administrator as provided in Section 1 hereof), then the Trust shall make a one-time cash payment, as liquidated damages, to Administrator equal to the balance due Administrator for the remainder of the term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Trust on the date Administrator is replaced, or a third party is added, will remain constant for the balance of the contract term.

     6.   USE OF SUB-ADMINISTRATOR


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     Administrator shall retain Banc One Investment Advisors Corporation
("BOIA") to provide sub-administration services pursuant to a sub-administration agreement among Administrator, BOIA and the Trust dated as of the date first written above. Such sub-administration agreement shall not be terminated during the term of this Agreement without the specific written approval of the Trust. Administrator shall not bear any responsibility or liability whatsoever to the Trust for duties to be performed by BOIA under such sub-administration agreement.

     7. GOVERNING LAW AND MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST

     This Agreement shall be governed by the law of the Commonwealth of
Massachusetts.   It is expressly agreed that the obligations of the Trust
hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY


By:    Mark Dillon                      By:    Steve Mintos
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Title: President                        Title: Executive Vice President
       -----------------------                 ----------------------------

Date:  December 13, 1995                Date:  December 13, 1995
       -----------------------                 ----------------------------


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                                   SCHEDULE A
                 TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                       THE ONE GROUP-Registered Trademark-
                                       AND
                         THE ONE GROUP SERVICES COMPANY


NAME OF THE MULTIPLE CLASS FUND
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The U. S. Treasury Securities Money Market Fund
The Prime Money Market Fund
The Municipal Money Market Fund (formerly The Tax-Free Money Market Portfolio) The Ohio Municipal Money Market Fund
The Income Equity Fund
The Disciplined Value Fund
The Small Company Growth Fund (formerly the Growth Equity Portfolio)
The International Equity Index Fund
The Large Company Value Fund (formerly The Quantitative Equity Portfolio)
The Equity Index Fund
The Income Bond Fund (formerly The Income Portfolio)
The Limited Volatility Bond Fund
The Intermediate Tax-Free Bond Fund
The Ohio Municipal Bond Fund
The Government Bond Fund
The Government ARM Fund
The Asset Allocation Fund (formerly The Flexible Balanced Portfolio)
The Tax-Free Bond Fund
The Texas Tax-Free Bond Fund
The West Virginia Tax-Free Fund
The Kentucky Municipal Bond Fund
The Intermediate Bond Fund
The Arizona Tax-Free Bond Fund
The Large Company Growth Fund



COMPENSATION REGARDING MULTIPLE CLASS FUNDS

     Compensation for each of the above Funds (the "Multiple Class Funds") shall be at annual rates of the Fund's average daily net assets as follows: twenty one-hundredths of one percent (.20%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement equal to or less than $1,500,000,000; eighteen one-hundredths of one percent (.18%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement between $1,500,000,000 and $2,000,000,000; and sixteen one-hundredths of one percent (.16%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement in excess of $2,000,000,000. The fees pertaining to each Multiple Class Fund shall be computed daily in amounts strictly proportionate to the amount of the Fund's average daily net assets as a percentage of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement, and shall be paid periodically.A-1

                                       A-1


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NAME OF SINGLE CLASS FUND
-------------------------

The One Group Treasury Money Market Fund
The One Group Treasury Only Money Market Fund
The One Group Government Money Market Fund
The One Group Tax Exempt Money Market Fund
The One Group Institutional Prime Money Market Fund

COMPENSATION REGARDING SINGLE CLASS FUNDS

     Compensation for each of the Funds listed immediately above (the "Single Class Funds") shall be at the following annual rates: With respect to The One Group Treasury Money Market, The One Group Treasury Only Money Market, The One Group Government Money Market, and The One Group Tax Exempt Money Market Funds: five one-hundredths of one percent (.05%) of the Fund's average daily net assets; and with respect to The One Group Institutional Prime Money Market Fund: four one-hundredths of one percent (.04%) of the Fund's average daily net
assets.   The fees pertaining to each Single Class Fund shall be computed daily and paid periodically.

COMPENSATION TO BE REDUCED BY FUND ACCOUNTING FEES

     The compensation under this Agreement due to The One Group Services Company with respect to each Multiple Class Fund and each Single Class Fund shall be reduced in each month by the amount of compensation paid to The One Group Service Company under its Fund Accounting Agreement with The One Group with respect to such Fund.


                                   THE ONE GROUP-Registered Trademark-

                                   By:    Mark Dillon
                                          ----------------------------

                                   Title: President
                                          ----------------------------

                                   Date:  December 1, 1995
                                          ----------------------------


                                   THE ONE GROUP SERVICES COMPANY


                                   By:    Steve Mintos
                                          ----------------------------

                                   Title: Executive Vice President
                                          ----------------------------

                                   Date:  December 1, 1995
                                          ----------------------------


                                       A-2